Exhibit 99.1

For Immediate Release

World Energy Solutions Enters into Agreement

to be Acquired by EnerNOC

Worcester, MA – November 4, 2014 – World Energy Solutions, Inc. (NASDAQ: XWES), an energy technology and services firm, today announced it has entered into an agreement to be acquired by EnerNOC, Inc. (NASDAQ: ENOC), a leading provider of energy intelligence software (EIS), for $5.50 per share.

Under the terms of the agreement, a subsidiary of EnerNOC will commence a tender offer to acquire all of the Company’s shares of common stock for $5.50 per share in cash, representing an approximate 35% premium over the 20 trading-day average of the Company’s shares and an approximate 33% premium to the closing price of the Company’s shares on November 3, 2014. EnerNOC’s obligation to purchase the shares of the Company’s common stock tendered in the tender offer is subject to certain conditions, including that holders of at least a majority of the shares are tendered during the tender offer period. Following completion of the tender offer, the remaining shares will be acquired in a second step merger at the same cash price as paid in the tender offer.

Under the terms of the agreement, the Company may solicit superior proposals from third parties during a “go-shop” process, run by Canaccord Genuity, that extends for 55 days. It is not anticipated that any developments will be disclosed with regard to this process unless and until the Company’s Board of Directors makes a decision to pursue a potential superior proposal. The agreement provides EnerNOC with a customary right to match any superior proposal.

A special committee of the Board of Directors, consisting solely of independent directors, and the Board of Directors, unanimously approved the transaction. The special committee also obtained and considered a fairness opinion from Duff & Phelps, an independent third-party financial advisor.

Peter Londa, Chairman of the Company and a member of the Special Committee, stated, “The Special Committee of the Board of Directors worked diligently to negotiate and enter into the Merger Agreement with EnerNOC. Through this negotiation, we secured the ability to run a thorough go-shop process to determine whether a more robust offer is available to increase the value being delivered to our shareholders. Our Board is proud of the Company’s management team and employees for their efforts in building a differentiated and market-leading business in our sector.”

Phil Adams, CEO of the Company, stated, “This transaction reflects World Energy’s strategic position and core competencies in the United States retail energy market. Our software-based auction platform continues to demonstrate significant value to participants in the retail energy sector and is poised to deliver significant synergies and cost savings to customers as part of EnerNOC’s energy intelligence software platform. The price premium reflected in EnerNOC’s offer supports our management’s objective to realize value for our shareholders and create an exciting opportunity for our employees.”

The closing of the transaction is subject to the satisfaction of customary conditions, including expiration of the go-shop period, and is expected to close in early January 2015. There is no financing condition to the obligations to consummate the transaction, and the transaction does not require receipt of antitrust approval.

World Energy currently serves more than 4,000 customers with its cloud-based software platform, the World Energy Exchange®. To date, World Energy’s platform is responsible for transacting over $45 billion in electricity, natural gas and environmental commodities for its customers, making the Company among the leaders in the energy procurement market within the U.S. Through the first six months of 2014, World Energy reported $18.9 million in revenue, with a total backlog of $45 million.

Q3 Financial Results

World Energy will release its third quarter financial results on Monday, November 10, after market close and will hold a call at 5:00 p.m. (ET) to discuss them. To access the conference call by telephone, dial 1 (800) 774-6070 (domestic) or 1 (630) 691-2753 (international) and enter passcode 8871616#. Participants may also access a live webcast of the conference call through the investor relations section of World Energy’s website, www.worldenergy.com.

Notice to Investors

The tender offer described herein has not yet been commenced. The description contained in this press release is neither an offer to purchase nor a solicitation of an offer to sell securities of the Company. At the time the tender offer is commenced, EnerNOC and its wholly owned subsidiary intend to file a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer, and the Company intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Investors and stockholders of the Company are strongly advised to read the Tender Offer Statement on Schedule TO, including the offer to purchase, form of letter of transmittal and other documents related to the tender offer, and the Solicitation/Recommendation Statement on schedule 14D-9 that will be filed by the Company, and other relevant materials when they become available, because these materials contain important information regarding the tender offer. Stockholders of the Company will be able to obtain a free copy of these documents (when they become available) and other documents filed by the Company or EnerNOC with the SEC at the website maintained by the SEC at www.sec.gov. In addition, the Schedule TO and related exhibits, including the offer to purchase, forms of letters of transmittal, and other related tender offer documents may be obtained (when available) for free by contacting the Company at 100 Front Street, Worcester, MA 01608.

About World Energy Solutions, Inc.

World Energy Solutions, Inc. (NASDAQ: XWES) is an energy technology and services firm transforming energy procurement and energy efficiency for commercial, industrial, institutional, government and utility customers. The Company’s award-winning, cloud-based auction platform, the World Energy Exchange®, its team of energy experts, and a network of more than 500 suppliers and 300 channel partners form an ecosystem that enables customers to minimize their total cost of energy. To date, World Energy has transacted over $45 billion in energy, demand response and environmental commodities, creating more than $3 billion in value for its customers. World Energy is also a leader in the global carbon market, where its World Energy Exchange® supports the Regional Greenhouse Gas Initiative (RGGI), the first mandatory market-based regulatory program in the U.S. to reduce greenhouse gas emissions. For more information, please visit www.worldenergy.com.

This press release contains forward-looking statements which involve risk and uncertainties. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “forecasts,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company has based these forward-looking statements on its current expectations and projections about future events, including without limitation, its expectations of backlog and energy prices, and its expectations in growth in revenue, operating results, operating margins, and free cash flow. Although the Company believes that the expectations underlying any of its forward-looking statements are reasonable, these expectations may prove to be incorrect and all of these statements are subject to risks and uncertainties. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections or expectations prove incorrect, actual results, performance or financial condition may vary materially and adversely from those anticipated, estimated or expected. Such risks and uncertainties include, but are not limited to the following: whether the acquisition will be consummated; whether the Company will obtain a superior proposal; the Company’s revenue and backlog are dependent on actual future energy purchases pursuant to completed procurements; the demand for the Company’s services is affected by changes in regulated prices or cyclicality or volatility in competitive market prices for energy; the potential impact on the Company’s historical and prospective financial results of a change in accounting policy may negatively impact its stock price; and other factors outside the Company’s control that affect transaction volume in the electricity market. Additional risk factors are identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent reports filed with the Securities and Exchange Commission. The forward-looking statements made in this press release are made as at the date hereof. Readers are cautioned not to place undue reliance on forward-looking statements as actual results could differ materially from the forward-looking statements expressed in this press release. Forward-looking statements are provided for the purpose of presenting information about management’s current expectations relating to the future, and readers are cautioned that such statements may not be appropriate for other purposes. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, other than as required by securities laws.

For additional information, contact:

Dan Mees

World Energy Solutions

(508) 459-8156

dmees@worldenergy.com